EXHIBIT 7.2
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                              AMENDED AND RESTATED
                              GOVERNANCE AGREEMENT

                                      Among


                           FORDING CANADIAN COAL TRUST


                                     - and -


                                FORDING (GP) ULC


                                     - and -


                               FORDING AMALCO INC.


                                     - and -


                              TECK COMINCO LIMITED




                                 August 24, 2005




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                                TABLE OF CONTENTS


                                                                            PAGE



ARTICLE 1         DEFINITIONS AND PRINCIPLES OF INTERPRETATION................1
         1.1      Definitions.................................................1
         1.2      Interpretation and General Provisions.......................4

ARTICLE 2         TRUSTEES AND BOARD OF DIRECTORS.............................6
         2.1      Teck Cominco Trustee Nominee................................6
         2.2      Teck Cominco Director Nominee...............................6

ARTICLE 3         PROCEDURAL, VOTING AND DISCLOSURE MATTERS...................7
         3.1      Procedure...................................................7
         3.2      Voting......................................................7
         3.3      Voting for Alternate Nominees...............................9
         3.4      Voting not Compulsory.......................................9
         3.5      Board Age Policies..........................................9
         3.6      Disclosure..................................................9

ARTICLE 4         MISCELLANEOUS...............................................9
         4.1      No Further Obligations of Fording Amalco....................9
         4.2      Notices....................................................10
         4.3      Submission to Jurisdiction.................................11
         4.4      Liability of Trustees and Unitholders......................11
         4.5      References to Acts Performed by the Trust or the Trustees..11
         4.6      Ability to Set Aside Vote..................................12
         4.7      Enforcement of Governance Agreements.......................12
         4.8      Expenses...................................................12
         4.9      Entire Agreement...........................................13
         4.10     Termination................................................13



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THIS AMENDED AND RESTATED GOVERNANCE AGREEMENT is made this 24th day of August,
2005

AMONG:

           FORDING  CANADIAN  COAL  TRUST,
           an open-ended mutual fund trust existing under the laws of the Province of Alberta,

           (the "TRUST")

                                    - and -

           FORDING (GP) ULC,
           an unlimited liability company existing under the laws of the Province of Nova Scotia and an indirect wholly-owned subsidiary of the Trust,

           ("FORDING ULC"),

                                    - and -

           TECK COMINCO LIMITED,
           a corporation existing under the laws of Canada,

           ("TECK COMINCO"),

                                    - and -

           FORDING AMALCO INC,
           a corporation existing under the laws of Canada,

           ("FORDING AMALCO").

                                    RECITALS:

A.       Teck Cominco is a Unitholder.

B. Teck Cominco is a party to a governance agreement (the "Prior Governance Agreement") dated February 28, 2003 between Teck Cominco, the Trust and Fording Inc. pursuant to which Teck Cominco has the right to nominate for election one trustee of the Trust and one director of Fording Inc. subject to certain conditions.

C. Pursuant to the operation of the Plan of Arrangement undertaken pursuant to section 192 of the CANADA BUSINESS CORPORATIONS ACT involving, among others, Fording Inc. and the Trust, the successor by amalgamation to Fording, Fording Amalco, transferred its 61% interest in the Elk Valley Coal Partnership to Fording Limited Partnership of which Fording ULC is the sole general partner.

D. In order to ensure that Teck Cominco continues to have substantially the same governance rights as it did prior to the Arrangement, Teck

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                                      -2-


         Cominco, the Trust, Fording Amalco and Fording ULC wish to enter into this Agreement to amend and restate the Prior Governance Agreement.

                  THEREFORE, the Parties agree as follows:

                                   ARTICLE 1
                  DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1      DEFINITIONS.

For purposes of the Agreement and the Recitals hereto, the following terms shall have the following respective meanings:

         (a) "AGREEMENT" means this amended and restated governance agreement, including all schedules, amendments or restatements as permitted, and references to "Article", "Section" or "Schedule" mean the specified Article, Section or Schedule of this Agreement;

         (b) "AFFILIATE" of any Person means, at the time such determination is made, any other Person controlling, controlled by or under common control with such first Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities or otherwise;

         (c) "ARRANGEMENT" means the arrangement under section 192 of the CANADA BUSINESS CORPORATIONS ACT involving Fording Inc., the Trust, the Unitholders, 6418511 Canada Inc., Fording LLC, Fording (GP) ULC, the Fording Limited Partnership and certain wholly-owned subsidiaries of the foregoing;

         (d) "BOARD OF DIRECTORS" means the board of directors of Fording ULC from time to time;

         (e) "BUSINESS DAY" means a day which is not a Saturday, Sunday or a statutory holiday in the Provinces of Alberta, British Columbia and Ontario, on which the principal commercial banks in downtown Calgary, Toronto and Vancouver are generally open for the transaction of commercial banking business;

         (f) "CHAIR" and "CHIEF EXECUTIVE OFFICER" means the individual(s) holding the offices of Chair and Chief Executive Officer of, as applicable, the Trust or Fording ULC from time to time;

         (g) "DECLARATION OF TRUST" means the amended and restated declaration of trust of the Trust made as of the effective date of the Plan of Arrangement, as the same may be further amended, supplemented or restated from time to time in accordance with its terms;

         (h)      "DIRECTOR" means a director of Fording ULC from time to time;

         (i)      "DISENTITLEMENT  EVENT"  has the  meaning  ascribed  to it in section 3.2(d) hereof;
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                                      -3-


         (j) "GOVERNANCE AGREEMENTS" means this Agreement and the amended and restated governance agreement to be entered into among the Trust, Fording Amalco, Fording ULC and OTPP;

         (k)      "INDEPENDENT TRUSTEE" means a Trustee who:

                  (i) is not an insider of any of the Principal Unitholders or their respective affiliates and, for so long as OTPP is a party to an effective Governance Agreement and with respect to a Trustee nominated by OTPP, is also not an insider of Luscar or its affiliates, so long as Sherritt and OTPP, jointly or severally, control Luscar;

                  (ii)     would  qualify  as  "INDEPENDENT"   (as  defined  in
                           section 1.4 of Multilateral Instrument 52-110 - AUDIT COMMITTEES) of each of the Principal Unitholders, if the Trustee was a director (or served in an analogous capacity) of each of the Principal Unitholders; and

                  (iii)    would  qualify  as  "INDEPENDENT"   (as  defined  in
                           section 1.4 of Multilateral Instrument 52-110 - AUDIT COMMITTEES) of the Trust;

         (l) "INSIDER" in relation to a Principal Unitholder means a director, trustee, officer or employee of that Principal Unitholder or any of its affiliates, or a director, trustee, officer or employee of any Person with a greater than 10% voting or economic interest in that Principal Unitholder, or any affiliates of that Person;

         (m) "LUSCAR" means Luscar Ltd., a corporation existing under the laws of Alberta;

         (n)      "NSCA" means the COMPANIES ACT (Nova Scotia), as amended;

         (o) "OTPP" means the Ontario Teachers' Pension Plan Board, a non-share capital corporation established under the laws of the Province of Ontario;

         (p) "PARTIES" means the parties to the Agreement and "PARTY" means any one of them;

         (q) "PARTNERSHIP" means the Elk Valley Coal Partnership, a general partnership formed under the laws of the Province of Alberta, the partners of which are Fording LP, the Teck Cominco Coal Partnership and The Quintette Coal Partnership;

         (r) "PERSON" means an individual, sole proprietorship, body corporate, company, partnership, firm, entity, limited partnership, joint venture, trust or unincorporated association, unincorporated syndicate, unincorporated trust, the Crown or any agency or instrumentality thereof and where the context so requires, any of the foregoing when they are acting as trustee, executor, administrator or other legal representative;

         (s) "PLAN OF ARRANGEMENT" means the plan of arrangement of Fording Inc. in the form approved by the Court of Queen's Bench of Alberta on August 19, 2005;


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                                      -4-


         (t) "PRINCIPAL UNITHOLDER" means each of Teck Cominco and OTPP (and their respective affiliates that own Units) for so long as such entity continues to be party to an effective Governance Agreement;

         (u) "PROXY" has the meaning given to it in Section 3.2(b) of this Agreement;

         (v) "PROXY DEADLINE" has the meaning given to it in Section 3.2(b) of this Agreement;

         (w) "PROXY NOTICE" has the meaning given to it in Section 3.2(c) of this Agreement;

         (x)      "SHERRITT"  means  Sherritt  International   Corporation,   a
                  corporation existing under the laws of the Province of New Brunswick;

         (y)      "TECK  COMINCO   DIRECTOR   NOMINEE"   means  the  individual
                  nominated by Teck Cominco to serve as a Director  pursuant to
                  Section 2.2(a) of this Agreement;

         (z) "TECK COMINCO TRUSTEE NOMINEE" means the individual nominated by Teck Cominco to serve as a Trustee pursuant to Section 2.1(a) of this Agreement;

         (aa) "TECK COMINCO'S OWNERSHIP PERCENTAGE" means with respect to Teck Cominco, at any time, the ratio, expressed as a percentage, of:

                  (i) the number of Units beneficially owned by Teck Cominco and its affiliates, to

                  (ii)     the total number of Units then outstanding;

         (bb)     "TRUSTEE" means a trustee of the Trust from time to time;

         (cc) "ULC INDEPENDENT DIRECTOR" means a director of Fording ULC who:

                  (i) is not an insider of any of the Principal Unitholders or their respective affiliates and, for so long as OTPP is a party to an effective Governance Agreement and with respect to a director of Fording ULC nominated by OTPP, is also not an insider of Luscar or its affiliates, so long as Sherritt and OTPP, jointly or severally, control Luscar;

                  (ii)     would  qualify  as  "INDEPENDENT"   (as  defined  in
                           section 1.4 of Multilateral Instrument 52110 - AUDIT COMMITTEES) of each of the Principal Unitholders, if the director of Fording ULC was a director (or served in an analogous capacity) of each of the Principal Unitholders; and

                  (iii)    would  qualify  as  "INDEPENDENT"   (as  defined  in
                           section 1.4 of Multilateral Instrument 52-110 - AUDIT COMMITTEES) of Fording ULC;

         (dd)     "UNIT" means a unit of the Trust; and

         (ee) "UNITHOLDERS" means the registered holders from time to time of the Units and "UNITHOLDER" means any one of them.

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                                      -5-


1.2      INTERPRETATION AND GENERAL PROVISIONS.

         (a) CONSENT. Whenever a provision of this Agreement requires an approval or consent by a Party and such approval or consent is not delivered within the applicable time limit, then, unless otherwise specified, the Party whose consent or approval is required shall be conclusively deemed to have withheld its approval or consent.

         (b) GOVERNING LAW. This Agreement is a contract made under and shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable in the Province of Alberta.

         (c) HEADINGS. Headings of the Articles and Sections are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

         (d) INCLUDING. Where the words "including" or "includes" are used in this Agreement, it means "including (or includes) without limitation".

         (e) NO STRICT CONSTRUCTION. The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

         (f) NUMBER AND GENDER. Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

         (g) TIME. Time is of the essence in the performance of the Parties' respective obligations.

         (h) ASSIGNMENT. No Party may assign this Agreement or any rights or obligations under this Agreement without the prior written consent of each of the other Parties, such consent not to be unreasonably withheld,

         (i) ENUREMENT. This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors (including any successor by reason of amalgamation of any Party) and permitted assigns.

         (j) FURTHER ASSURANCES. The Parties shall with reasonable diligence do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by the Agreement, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to effect the purpose of the Agreement and carry out its provisions.

         (k) EXECUTION AND DELIVERY. This Agreement may be executed by the Parties in counterparts and may be executed and delivered by facsimile and all such counterparts and facsimiles shall together constitute one and the same agreement.

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                                      -6-


                                   ARTICLE 2
                         TRUSTEES AND BOARD OF DIRECTORS

2.1      TECK COMINCO TRUSTEE NOMINEE.

         (a) Subject to Section 3.2(d), Teck Cominco shall be entitled to nominate one individual (the "TECK COMINCO TRUSTEE NOMINEE") for election as a Trustee at each meeting of Unitholders at which Trustees are elected, provided that:

                  (i) no individual nominated by Teck Cominco is then serving as a Trustee for a term extending beyond such meeting;

                  (ii)     Teck  Cominco's  Ownership  Percentage  is at  least
                           4.5%; and

                  (iii) the nominee shall be eligible under the Declaration of Trust to serve as a Trustee.

         (b) Subject to Section 3.2(d), the Trust shall cause the Teck Cominco Trustee Nominee to be included in the slate of nominees proposed by the Trustees to the Unitholders for election as Trustees at each meeting of the Unitholders where Trustees are to be elected by Unitholders, provided that:

                  (i)      Teck Cominco  continues to be entitled to a nominee;
                           and

                  (ii) no nominee of Teck Cominco is then serving as a Trustee for a term extending beyond such meeting.

         (c) Subject to Section 3.2(d), the Trust shall use reasonable efforts to cause the election of the Teck Cominco Trustee Nominee, including soliciting proxies in favour of the election of the Teck Cominco Trustee Nominee.

2.2      TECK COMINCO DIRECTOR NOMINEE.

         (a) Subject to Section 3.2(d), Teck Cominco shall be entitled to nominate one individual (the "TECK COMINCO DIRECTOR NOMINEE") for approval as Director at each meeting of Unitholders at which proposed Directors are to be approved, provided that:

                  (i) no individual nominated by Teck Cominco is then serving as a Director for a term extending beyond such meeting;

                  (ii)     Teck  Cominco's  Ownership  Percentage  is at  least
                           4.5%; and

                  (iii) the nominee shall be eligible under the articles of incorporation and by-laws governing Fording ULC and the NSCA to serve as a Director.

         (b) Subject to Section 3.2(d), the Trust shall cause the Teck Cominco Director Nominee to be included in the slate of nominees proposed by the Board of Directors to the Unitholders for approval as Directors at each meeting of the Unitholders where Directors are to be approved by Unitholders, provided that:

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                                      -7-


                  (i)      Teck Cominco  continues to be entitled to a nominee;
                           and

                  (ii) no nominee of Teck Cominco is then serving as a Director for a term extending beyond such meeting.

         (c) Subject to Section 3.2(d), the Trust shall use all reasonable efforts to cause the election of the Teck Cominco Director Nominee, including soliciting proxies in favour of the approval of the Teck Cominco Director Nominee.

                                   ARTICLE 3
                    PROCEDURAL, VOTING AND DISCLOSURE MATTERS

3.1      PROCEDURE.

         (a) Teck Cominco shall advise the Trust, and the Trust shall forthwith advise the other Principal Unitholders, of the Teck Cominco Trustee Nominee and the Teck Cominco Director Nominee at least 50 days prior to any meeting at which Trustees and/or Directors are to be elected or approved by the Unitholders, or within 10 days of being notified of the record date for such meeting if such record date is within 60 days of such meeting.

         (b) If Teck Cominco does not advise the Trust of the Teck Cominco Trustee Nominee and the Teck Cominco Director Nominee prior to the deadline, then Teck Cominco will be deemed to have nominated its incumbent nominee(s).

         (c) Upon request by the Trust, Teck Cominco shall promptly provide the Trust with a statutory declaration stating the number of Units beneficially owned by Teck Cominco and its affiliates as at the record date referred to in Section 3.1(a).

3.2      VOTING.

         (a) Subject to Sections 3.3 and 3.4, Teck Cominco shall vote its Units in favour of all of the individuals nominated by the Trust or the Board of Directors for election as Trustees and approval as Directors, respectively, provided that:

                  (i) the Trust is in compliance with its obligations under this Agreement to nominate the Teck Cominco Trustee Nominee and the Teck Cominco Director Nominee; and

                  (ii) if elected or approved, the Trustees and the Directors nominated by the Trust will meet, respectively, the requirements of the Declaration of Trust relating to the eligibility and the composition of the Trustees and the memorandum and articles of association of Fording ULC and the NSCA, relating to the eligibility and composition of the Board of Directors.

         (b) Teck Cominco shall deliver a proxy to the Trust that complies with Section 3.2(a) (the "PROXY") at least ten days prior to any meeting of Unitholders at which the election of Trustees is to be considered (the "PROXY DEADLINE").

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                                      -8-


         (c) If the Trust does not receive the Proxy at least 15 days before such meeting, the Trust shall provide notice to Teck Cominco substantially in the form attached as Schedule "A" (the "PROXY NOTICE") that it has not received the Proxy, provided however that the Trust will not be liable to any Person for any costs, damages or expenses which may be incurred as a result of its failure to provide such notice.

         (d) If Teck Cominco does not deliver the Proxy by the later of the Proxy Deadline and two Business Days after delivery of a Proxy Notice or if, at or prior to a meeting of Unitholders at which the election of Trustees or the appointment of Directors is to be considered, Teck Cominco revokes its Proxy or otherwise votes against the Trustees or Directors nominated in accordance with this Section 3.2(a) (each, a "DISENTITLEMENT EVENT"), then:

                  (i) the Trust and the Board of Directors may withdraw the Teck Cominco Trustee Nominee and the Teck Cominco Director Nominee, respectively, from the slate of nominees proposed by the Trustees and the Trust may cease soliciting proxies in favour of the Teck Cominco Trustee Nominee and Teck Cominco Director Nominee and instead include an additional Independent Trustee and an additional ULC Independent Director as nominees for election as a Trustee or approval as a Director as the case may be; and

                  (ii) Teck Cominco shall no longer be entitled to nominate a Trustee or a Director under this Agreement;

and for greater certainty, neither the Trust nor Fording ULC shall have any remedy against Teck Cominco and the sole consequence of a breach of this
Section 3.2 shall be as set out in Section 3.2(d)(ii).

3.3      VOTING FOR ALTERNATE NOMINEES

From and after the first time at which a Disentitlement Event occurs, if Teck Cominco chooses to vote its Units in respect of the election of Trustees or approval of Directors at any meeting of Unitholders at which Trustees and/or Directors are to be elected or approved by the Unitholders, then Teck Cominco may vote for the then current Chairman and Chief Executive Officer of the Trust and/or Fording ULC, if such person would otherwise be an Independent Trustee or ULC Independent Director, as the case may be, but for the holding of such positions, and in any event Teck Cominco must vote in favour of a slate composed of:

                  (a) the nominees for Directors) and Trustee(s) that have been proposed by the other Principal Unitholder provided it is then entitled to nominate a Trustee and Director under its Governance Agreement; and

                  (b) in respect of the remaining vacancies, such nominees for Directors or Trustees as Teck Cominco determines, PROVIDED that all such nominees must qualify as ULC Independent Directors or Independent Trustees, as applicable.

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                                      -9-


3.4      VOTING NOT COMPULSORY.

Notwithstanding any other provision of this Agreement, but subject to the consequences set out in Section 3.2(d), Teck Cominco shall not be obligated to vote its Units in respect of the election of Trustees or the approval of Directors. However, if Teck Cominco chooses to vote its Units in respect of the election of Trustees or the approval of Directors, it must do so in accordance with Section 3.2 or Section 3.3, as may then be applicable.

3.5      BOARD AGE POLICIES.

Any nominations by Teck Cominco of nominees to serve as a Director or Trustee, as the case may be, whether as the Teck Cominco Director Nominee, Teck Cominco Trustee Nominee or otherwise, shall be made in compliance with the then current policy of the Board of Directors or of the Trustees, as the case may be, with respect to the age of a Director or Trustee, as the case may be, provided that, for greater certainty, any Director or Trustee nominated by a Principal Unitholder and appointed to such office as of February 28, 2003 is grandfathered under such policy so long as such person serves in such capacity on a continuous basis from that time.

3.6      DISCLOSURE.

Within a reasonable time prior to the filing with the applicable Canadian provincial and territorial securities commissions and regulatory authorities of its proxy statement or information circular with respect to each meeting of Unitholders at which Trustees are to be elected or Directors are to be approved, the Trust shall provide Teck Cominco with a reasonable opportunity to review and comment on the information contained in such proxy statement or information circular applicable to the Teck Cominco Trustee Nominee and the Teck Cominco Director Nominee.

                                   ARTICLE 4
                                 MISCELLANEOUS

4.1      NO FURTHER OBLIGATIONS OF FORDING AMALCO.

The Parties acknowledge and agree that following the effective time of the Plan of Arrangement, Fording Amalco shall have no further rights or obligations under this Agreement other than any obligations of Fording Inc. arising under the original governance agreement dated February 28, 2003 prior to the effective time of the Plan of Arrangement.

4.2      NOTICES.

Any notice, consent or approval required or permitted to be given in connection with this Agreement (in this Section referred to as a "NOTICE") shall be in writing and shall be sufficiently given if delivered (whether in person, by courier service or other personal method of delivery), or if transmitted by facsimile, with or without copies by e-mail (provided it is understood that e-mail shall not be a form of delivery or transmission):

         (a)      in the case of a Notice to the Trust or Fording ULC at:

                           Fording ULC
                           Suite 1000

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                                     -10-


                           205 - 9th Avenue S.E.
                           Calgary, Alberta T2G 0R3
                           Attention: James F. Jones
                           Fax:       (403) 264-7339
                           E-mail:    jimjones@fording.ca

                           with a copy to:

                           Osler, Hoskin &Z Harcourt LLP
                           1900, 333 - 7th Avenue S.W.
                           Calgary, Alberta T2P 2Z1
                           Attention: Frank J. Turner
                           Fax:       (403) 260-7024
                           E-mail:    fturner@osler.com

         (b)      in the case of a Notice to Teck Cominco at:

                           Suite 600
                           200 Burrard Street
                           Vancouver, B.C. V6C 3L9
                           Attention: Corporate Secretary
                           Fax:       (604) 687-5395
                           E-mail:    karen.dunfee@teckcorninco.com

                           with a copy to:

                           Lang Michener
                           BCE Place
                           Suite 2500, 181 Bay Street
                           Toronto, Ontario M5J 2T7
                           Attention: Geofrey Myers
                           Fax:       (416) 365-1719
                           E-mail:    gmyers@langmichener.ca

Any Notice delivered or transmitted to a Party as provided above shall be deemed to have been given and received on the day it is delivered or transmitted, provided that it is delivered or transmitted on a Business Day prior to 5:00 p.m. local time in the place of delivery or receipt or transmission. However, if the Notice is delivered or transmitted after 5:00 p.m. local time or if such day is not a Business Day then the Notice shall be deemed to have been given and received on the next Business Day.

Any party may, from time to time, change its address by giving Notice to the other Parties in accordance with the provisions of this Section.

4.3      SUBMISSION TO JURISDICTION.

Any and all disputes arising under this Agreement, whether as to interpretation, performance or otherwise, shall be subject to the exclusive jurisdiction of the courts of the Province of Alberta and each of the Parties hereby irrevocably attorns to the exclusive jurisdiction of the courts of such province.

4.4      LIABILITY OF TRUSTEES AND UNITHOLDERS.

The Parties hereto acknowledge that the Trustees are entering into this Agreement solely in their capacity as Trustees on behalf of the Trust and the obligations of the Trust hereunder shall not be personally binding upon the Trustees or any of the Unitholders of the Trust and that any recourse against the Trust, the Trustees or any Unitholder in any manner in respect of any indebtedness, obligation or liability of the Trust arising hereunder or arising in connection herewith or from the matters to which this Agreement relates, if any, including without limitation claims based on negligence or otherwise tortious behavior, shall be limited to, and satisfied only out of, the Trust's assets.

4.5       REFERENCES TO ACTS PERFORMED BY THE TRUST OR THE TRUSTEES.

For greater certainty, where any reference is made in this Agreement to:

         (a) an act to be performed by the Trust or to rights of the Trust, such reference shall be construed and applied for all purposes to refer to an act to be performed by the Trustees on behalf of the Trust or by some other Person duly authorized to do so by the Trustees or pursuant to the provisions hereof, or to rights of the Trustees, in their capacity as Trustees of the Trust, as the case may be;

         (b) actions, rights or obligations of the Trustees, such reference shall be construed and applied for all purposes to refer to actions, rights or obligations of the Trustees in their capacity as Trustees of the Trust, and not in any other capacities; and

         (c) Teck Cominco, such reference shall include references to any affiliate of Teck Cominco that holds Units, and Teck (Cominco shall ensure that any actions to be taken or obligations to be fulfilled by it under this Agreement shall be taken or fulfilled by such affiliate, and such affiliate shall be entitled to exercise Teck Cominco's rights under this Agreement, in each case to the extent applicable and necessary to give effect to Teck Cominco's rights and obligations under this Agreement.

4.6      ABILITY TO SET ASIDE VOTE.

The Parties acknowledge and agree that an award of money damages would be inadequate for any breach by Teck Cominco of Section 3.3, if applicable, if Teck Cominco chooses to vote its Units in respect of the election of Trustees or the approval of Directors and any such breach would cause the Trust, Fording ULC or a party to another Governance Agreement irreparable harm. Accordingly, the Parties agree that as the sole remedy hereunder, in the event that Teck Cominco proposes to vote or votes its Units in respect of the election of Trustees or approval of Directors in a manner that would breach or breaches

Section 3.3, as the case may be, the Trust or Fording ULC, as the case may be, will be entitled to equitable relief, including injunctive relief or, a declaration as to its right to disregard the votes cast by Teck Cominco in respect of the election of Trustees or the approval of Directors in determining which Trustees were elected and which Directors were approved, or the right to set aside the entire vote if it is reasonable to do so under the circumstances. For greater certainty, such relief cannot be contrary to the provisions of
Section 3.4 and cannot obligate Teck Cominco to vote in any manner for Trustees or Directors or remove its right to vote either in accordance with this Agreement in the future or on any other matters on which it is entitled to vote.

4.7      ENFORCEMENT OF GOVERNANCE AGREEMENTS.

Upon the written request of Teck Cominco, and upon Teck Cominco's full and complete current indemnification of the Trust and/or Fording ULC, as the case may be, of all of the Trust's or Fording ULC's costs and expenses, including legal fees, costs and expenses, reasonable charges for the time of Directors, Trustees, officers or employees and costs incurred for services under the administrative services agreements between the Trust and the Partnership or Fording ULC and the Partnership in relation to the action on a full cost recovery basis, the Trust or Fording ULC, as the case may be, shall seek to enforce Sections 3.3 and/or 4.6 of any of the other Governance Agreements if the Principal Unitholder which is a party to such Governance Agreement chooses to vote its Units in respect of the election of Trustees or the approval of Directors in breach of Section 3.3 of such Governance Agreement as may be applicable. Such indemnity payments shall be reimbursed to Teck Cominco to the extent that costs and expenses are recovered by the Trust or Fording ULC from the party against whom such action is taken.

4.8      EXPENSES.

Teck Cominco shall pay to the Trust or Fording ULC as applicable, and indemnify the Trust and Fording ULC, as applicable, against all of the reasonable legal fees, costs and expenses on a full cost recovery basis incurred by either of them in connection with all actions against Teck Cominco in connection with the enforcement by either the Trust or Fording ULC of any of their respective rights or benefits conferred pursuant to or derived from this Agreement.

4.9      ENTIRE AGREEMENT.

This Agreement, the Declaration of Trust and the memorandum and articles of association of Fording ULC constitute the entire agreement between the Parties and set out all of the covenants, promises, warranties, representations, conditions, understandings and agreements between the Parties pertaining to the subject matter of this Agreement and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no covenants, promises, warranties, representations, conditions, understandings or other agreements, oral or written, express, implied or collateral between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement and any document required to be delivered pursuant to this Agreement.

4.10     TERMINATION.

This Agreement shall terminate at such time that Teck Cominco's Ownership Percentage is less than 4.5%.

                  [Remainder of page intentionally left blank]

IN WITNESS WHEREOF the Parties have executed this Amended and Restated Governance Agreement as of the date first written above.

                                      FORDING CANADIAN COAL
                                      TRUST, by its authorized
                                      signatories for and on
                                      behalf of its Trustees


                                      By:  /s/ R.A. Millos
                                           ------------------------------------
                                           Name:   R.A. Millos
                                           Title:  Vice President and
                                                   Chief Financial Officer


                                      By:  /s/ James F. Jones
                                           ------------------------------------
                                           Name:   James F. Jones
                                           Title:  Corporate Secretary


                                      FORDING (GP) ULC


                                      By:  /s/ James F. Jones
                                           ------------------------------------
                                           Name:    James F. Jones
                                           Title:   Corporate Secretary


                                      TECK COMINCO LIMITED


                                      By:  /s/ Peter Rozee
                                           ------------------------------------
                                           Name:    Peter Rozee
                                           Title:


                                      FORDING AMALCO INC.


                                      By:  /S/ R.A. Millos
                                           ------------------------------------
                                           Name:   R.A. Millos
                                           Title:  Vice President and
                                                   Chief Financial Officer

                                   SCHEDULE A

                      NOTICE RESPECTING SUBMITTING OF PROXY
                         FOR FORDING CANADIAN COAL TRUST
                         -------------------------------

TO:       TECK COMINCO LIMITED ("Teck Cominco")

COPY:     LANG MICHENER

FROM:     FORDING CANADIAN COAL TRUST (the "Trust")

FOR IMMEDIATE ACTION. REQUEST FOR PROXY PURSUANT TO THE GOVERNANCE AGREEMENT AMONG TECK COMINCO, THE TRUST, FORDING AMALCO INC. AND FORDING (GP) ULC DATED AUGUST [o], 2005 (THE "GOVERNANCE AGREEMENT").

Notice is hereby given to you by the Trust that your proxy for the upcoming meeting (the "MEETING") of Unitholders of the Trust to be held on [o] has not been received by the Trust. The proxy provides for your vote in favour of the Trustees of the Trust and approval of the Directors of Fording (GP) ULC, each of which have been nominated to stand for election or approval by the Unitholders, as the case may be, at the Meeting.

The failure to comply with this Notice by [o] shall entitle the Trust to withdraw your nominee from the slate of nominees recommended by the Trustees and the Board of Directors to the Unitholders for election as Trustees or approval as Directors, as the case may be, and shall entitle the Trust and the Board of Directors, as the case may be, instead to include an additional Independent Trustee and ULC Independent Director as a nominee.

Defined terms used in this Notice which are not otherwise defined shall have the meaning given to them in the Governance Agreement.